UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    May 4, 2005

DOR BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

DELAWARE		41-1505029
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

1691 Michigan Ave., Suite 435 Miami, FL		33139
(Address of principal executive offices)		(Zip Code)
(305) 534-3383
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 4, 2005, DOR BioPharma, Inc. (the “Company”) announced the appointment of T. Jerome Madison, C.P.A., M.B.A., to the Company’s Board of Directors. Mr. Madison will serve on the Company’s Audit Committee, Nominating Committee and Compensation Committee. Mr. Madison replaces Stuart Sedlack who resigned for personal obligations unrelated to the Company. The Management and the Company’s Board of Directors thank Mr. Sedlack for his contributions and wish him well in his future endeavors.

Mr. Madison brings to DOR over 30 years of financial and pharmaceutical experience. He is currently a General Partner at Founders Court, a company that specializes in management buyouts of small companies with significant growth potential. He also served in executive roles at Pilling Company, Cytogen, Rhone Poulenc Rorer and Abbott Laboratories. Mr. Madison has also held positions with KPMG and served in the U.S. Navy. Mr. Madison is a Certified Public Accountant. Mr. Madison holds a B.S. from the Wharton School of the University of Pennsylvania and an M.B.A. from Monmouth University.

As a new Board member, the Company granted Mr. Madison options to purchase 50,000 shares of the Company’s common stock at a strike price of $0.33 and an expiration date of May 4, 2015.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. Title

99.1  Press release issued by DOR BioPharma, Inc. on May 4, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOR BIOPHARMA, INC.

                                By: /s/ Michael T. Sember
Name: Michael T. Sember
Title: President and Chief Executive Officer

Date: May 4, 2005